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                                                                   EXHIBIT 21.1



                     SUBSIDIARIES OF THE CERPLEX GROUP, INC.

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

                                                    JURISDICTION OF
                                                    ORGANIZATION AND
            ENTITY                                   TYPE OF ENTITY                          OWNERSHIP
-------------------------------------------------------------------------------------------------------------
Aurora Electronics Group, Inc.                   California corporation               The Cerplex Group, Inc.
     Aurora Electronics Limited                  Wales corporation

Cerplex, Inc                                     Delaware corporation                 The Cerplex Group, Inc.
     Cerplex Limited                             England and Wales corporation
     Cerplex SAS                                 French corporation
     CERTECH Technology, Inc.                    Texas corporation
     Cerplex Mass, Inc.                          Massachusetts corporation
     Apex Computer Company                       Washington corporation
     Cerplex Subsidiary II, Inc.                 Delaware corporation

         Modcomp/Cerplex L.P.                    Delaware Ltd. Partnership            44% by Cerplex Sub and 51% by
         ("Modcomp")                                                                  MJVI
              Modcomp Canada Ltd.                Canada corporation                   Modcomp
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